EXHIBIT 10.11

                         AGREEMENT OF SALE AND PURCHASE

                         COTTONWOOD CROSSING APARTMENTS
                                ARLINGTON, TEXAS

     THIS AGREEMENT OF SALE AND PURCHASE (this "Agreement") is entered into by and between COTTONWOOD REALTY ASSOCIATES, a New York general partnership ("Seller") and CORNERSTONE REALTY INCOME TRUST, INC., a Virginia corporation ("Purchase") to be effective as of July __, 1998.

                                    RECITALS

     WHEREAS, Seller is the owner of (i) that certain parcel of real property located in Arlington, Tarrant County, Texas, as more particularly described in Exhibit A (collectively, the "Land"), (ii) the approximately 200-unit apartment complex located on the Land and commonly known as "Cottonwood Crossing
Apartments"  and  (iii)  certain  furnishings,   fixtures,  equipment,  tangible
personal property and intangible property contained therein and used in connection therewith; and

     WHEREAS, Purchaser desires to purchase such real and personal property on the terms and conditions hereinafter set forth, and Seller is agreeable to the sale and to such terms and conditions.

                                    AGREEMENT

     NOW, THEREFORE, in consideration of the premises and the respective undertakings of the parties hereinafter set forth, as well as other good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, the parties agree as follows:

                                       I.
                                SALE OF PROPERTY

     1.1 In consideration of the Purchase Price (as hereinafter defined) and upon the terms and conditions hereinafter set forth, Seller shall sell to Purchaser and Purchaser shall purchase from Seller:

          1.1.1 The Land, together with all rights and appurtenances pertaining to such real estate, including, without limitation, any and all rights of Seller in and to all roads, alleys, easements, streets and ways adjacent to the Land, strips and gores and rights of ingress and egress thereto;

          1.1.2 All improvements, structures and fixtures placed, constructed or installed on the Land (the "Improvements");

          1.1.3 All equipment, furnishings, materials, inventory, supplies and other tangible personal property, to the extent transferable (the "Personal Property") owned by Seller and placed or installed on the Land or Improvements and used as part thereof and appearing on the inventory attached hereto as Exhibit 1 (the "Personal Property



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     Inventory"),   expressly  excluding,  however,  all  computers,   monitors,
     software and printers, which shall remain the property of Seller; and

          1.1.4 All rights, title and interest of Seller in and to all intangible property (the "Intangible Property") now or hereafter owned or held by Seller in connection with the Land, Improvements or Personal
     Property, or the apartment rental business now conducted thereon, including, without limitation, all right, title and interest of Seller, if any, in and to the name "Cottonwood Crossing Apartments."

     1.2 The Land, the Improvements, the Personal Property and the Intangible Property are collectively referred to herein as the "Property" or the "Project."

                                       II.
                        PURCHASE PRICE AND EARNEST MONEY

     2.1 The purchase price (the "Purchase Price") for the Property shall be Five Million Seven Hundred Thousand Dollars ($5,700,000.00) and shall be payable in the manner set forth in Article III below, and shall be adjusted to reflect the appropriate prorations and adjustments set forth in Article IX of this Agreement.

     2.2 Within three (3) business days after the date of this Agreement, Purchaser shall deposit earnest money in the amount of One Hundred Thousand Dollars ($100,000,00) (the "Earnest Money") in escrow with Chicago Title Insurance Company, 350 North St. Paul, Suite 250, Dallas, Texas 75251 (Attn:
Gerald Dunn) (the "Title Company"). The Earnest Money shall be deposited in cash. Should Purchaser fail to terminate this Agreement on or prior to the expiration of the Review Period (hereinafter defined) in accordance with the provisions of Section 5.4 hereof, the Earnest Money shall automatically become nonrefundable to Purchaser for any reason except in the event Seller defaults in the performance of its covenants, duties and obligations under the terms of this Agreement. The Earnest Money deposited pursuant hereto shall be placed in an interest-bearing account pursuant to the instructions of Purchaser, with all interest accruing thereon becoming a part of said Earnest Money. Any interest which accrues on the Earnest Money shall be deemed to have been deposited in escrow with the Title Company by Purchaser under the terms of this Agreement. The Earnest Money shall be held and disbursed by the Title Company in accordance with the terms of this Agreement. In the event the closing of the transaction contemplated herein shall not occur on or prior to the Closing Date (hereinafter defined) for any reason except Seller's default hereunder or because Purchaser has timely exercised its right to terminate this Agreement in accordance with the terms and conditions hereof, the Earnest Money shall be immediately funded by the Title Company to Seller.

     2.3 In addition to the Earnest Money, Purchaser shall deliver to Seller, prior to the expiration of three (3) business days from the date hereof, a check in the amount of One Hundred Dollars ($100.00) (the "Independent Contract Consideration"), which amount the parties bargained for and agreed to as consideration for Seller's execution and delivery of this Agreement. This Independent Contract Consideration is in addition to and independent of any other consideration or payment provided in this Agreement, is non-refundable under any circumstances and shall be retained by Seller notwithstanding any other provision of this Agreement.

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                                      III.
                            PAYMENT OF PURCHASE PRICE

     3.1 The entire Purchase Price shall be paid by Purchaser's delivering cash, a cashier's check or another form of current, collected federal funds in that amount to the Title Company for disbursement by it to Seller or for Seller's account at the Closing (hereinafter defined).

     3.2 At Purchaser's option, the Earnest Money shall either be applied at Closing to the Purchase Price due on such date in accordance with Section 3.1 above or returned to Purchaser at Closing.

                                       IV.
                                     CLOSING

     4.1 The closing of the transaction contemplated herein shall be held on or before the date which is five (5) days after the expiration of the Review Period (as hereinafter defined) (or if such date falls on a Saturday, Sunday or holiday, then on the first business day thereafter) (the "Closing Date" or the "Closing"), and the exact date of Closing shall be designated by Purchaser in a written notice to Seller and the Title Company; provided, however, that if Seller fails to deliver both the Commitment and the Survey (as each is hereinafter defined) within ten (10) days after the execution of this Agreement, then the Closing shall be extended one (1) day for each day after the expiration of such ten-day period until both the Commitment and the Survey have been delivered to Purchaser. The Closing shall be held at the offices of the Title Company or at another location acceptable to both parties. The procedure to be followed by the parties in connection with the Closing shall be as follows:

          4.1.1 At the Closing the Seller shall cause to be delivered to the Title Company (sometimes herein referred to as the "Escrow Agent") or to Purchaser, as applicable, the following documents and instruments, duly executed and acknowledged (where appropriate):

               4.1.1.1 A special warranty deed (the "Deed") dated as of the Closing Date, in the form of Exhibit B attached hereto and made a part hereof by reference for all purposes, in favor of Purchaser or its Permitted Assignee (hereinafter defined);

               4.1.1.2 An assignment and assumption of leases (the "Assignment of Leases") dated as of the Closing Date, in the form of Exhibit C attached hereto and made a part hereof by reference for all purposes, in favor of Purchaser or its Permitted Assignee assigning all tenant, commercial and other leases (the "Leases"), security deposits and prepaid rents, covering all or any part of the Land, Improvements or Personal Property;

               4.1.1.3 A blanket conveyance, bill of sale, assignment and assumption (the "Bill of Sale"), conveying and assigning to Purchaser or its Permitted Assignee all Personal Property and all Intangible Property, and assigning to Purchaser or its Permitted Assignee such service contracts and maintenance agreements as may be designated by Purchaser, which may be in


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          force with regard to the Property,  such  instrument to be in the form of Exhibit D attached hereto and made a part hereof by reference for all purposes;

               4.1.1.4 A certificate (the "Bills Paid Certificate") executed by or on behalf of Seller and dated as of the Closing Date, in the form of Exhibit E attached hereto and made a part hereof by reference for all purposes or in such other form as may be acceptable to the Title Company, Seller and Purchaser;

               4.1.1.5 A certified rent roll (the "Rent Roll Certificate") for the Project, certified by Seller to be true and correct as of the Closing Date, with such certificate to be in the form of Exhibit F attached hereto and made a part hereof by reference for all purposes;

               4.1.1.6 Evidence reasonably acceptable to Purchaser and the Title Company, authorizing the consummation by Seller of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Seller;

               4.1.1.7 All keys to all locks on the Property and all documents in the possession of the Seller pertaining to tenants of the Property, including, but not limited to all original leases, applications, correspondence and credit reports relating to each such tenant (which items referred to in this Section 4.1.1.7 may be delivered at the Project rather than at the Closing);

               4.1.1.8 To the extent not previously delivered to Purchaser, and in Seller's possession and control, all necessary permits issued by appropriate governmental authorities and utility companies when the Improvements were completed;

               4.1.1.9 To the extent not previously delivered to Purchaser, and in Seller's possession and control, one copy of each of the plans, specifications, mechanical, electrical and plumbing layouts, operating manuals, leasing information and the like in the possession of Seller and utilized in connection with the operation of the Property;

               4.1.1.10 To the extent not previously delivered to Purchaser, and to the extent in Seller's possession and control, current tax statements, if available, and tax certificates for the preceding two
          (2) years;

               4.1.1.11 The Notice to Tenants (herein so called) addressed to each tenant of the Project and in the form of Exhibit G attached hereto and incorporated herein by reference for all purposes; and

               4.1.1.12 An audit letter (the "Audit Letter") substantially in the form of Exhibit K attached hereto and made a part hereof by reference for all purposes.

          4.1.2 At the Closing, the Purchaser, or its assignee, shall cause to be delivered to the Title Company the following documents and instruments, duly executed and acknowledged (where appropriate);


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               4.1.2.1  Funds  payable  to the Title  Company  representing  the
          Purchase Price due in accordance with Article III hereof, less, if applicable, the Earnest Money already deposited which is to be applied to the Purchase Price, as adjusted to reflect the appropriate prorations and adjustments set forth in Article IX of this Agreement;

               4.1.2.2 Evidence reasonably acceptable to Seller and the Title Company, authorizing the consummation by Purchaser of the purchase and sale transaction contemplated hereby and the execution and delivery of the closing documents on behalf of Purchaser;

               4.1.2.3 The Assignment of Leases wherein Purchaser assumes the lessor's obligations under the Leases;

               4.1.2.4 The Bill of Sale wherein Purchaser assumes the Approved Service Contracts (as defined in Section 5.4 hereof); and

               4.1.2.5 The Notice to Tenants.

          4.1.3 At the Closing, Seller and Purchaser shall cause to be delivered to the Title Company such other instruments and documents as may be necessary and appropriate and required hereunder in order to complete the Closing of the transaction contemplated hereunder.

          4.1.4 At the Closing, Seller shall deliver to Purchaser and the Title Company a certificate in such form as may be required by the Internal Revenue Service pursuant to Section 1445 of the Internal Revenue Code of 1986, as amended, or the regulations issued pursuant thereto, certifying as to the non-foreign status of a transferor, with such certificate to be substantially in the form of Exhibit H attached hereto and made a part hereof for all purposes, or such variation thereof as may be required by the Internal Revenue Service.

     4.2 Upon the completion of the deliveries specified in Section 4.1 above, the Escrow Agent shall be authorized to cause the appropriate closing documents to be immediately recorded in the appropriate records of Tarrant County, Texas, and shall deliver the proceeds from the sale to Seller.

     4.3 As a condition precedent to Closing, Seller shall furnish Purchaser with an Owner's Policy of Title Insurance (the "Owners Title Policy") at Closing, in the full amount of the Purchase Price, wherein the Title Company shall insure that fee simple title to the Project is vested in Purchaser, containing no exception to such title other than the Permitted Exceptions (hereinafter defined) and the standard printed exceptions (provided that the area and boundaries exceptions shall not be amended to except only to "Shortages in Area" unless the additional premium therefore is paid by Purchaser, the exception for restrictive covenants shall be endorsed "Deleted in its Entirety" or shall list only those restrictive covenants as may be Permitted Exceptions, and the exception for standby fees, taxes and assessments shall be limited to standby fees, taxes and assessments for the year in which Closing occurs and subsequent years (and subsequent assessments for prior years due to change in land usage or ownership)), any exception for parties in possession of the Property shall be limited to rights of tenants in possession, as


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tenants  only,  pursuant to  unrecorded  written  leases,  and there shall be no exception for visible and apparent easements, roads and highways or any other matters which would be disclosed by a current survey of the Property.

     4.4 Seller shall pay the cost of the Owner's Title Policy provided for above excluding any premium for amendment of the survey exception. Any escrow fee charged by the Title Company shall be paid one-half (1/2) by Seller and one-half (1/2) by Purchaser. Purchaser shall pay the fee for the recording of the Deed(s) and other instruments delivered by Seller to Purchaser hereunder. All other closing costs shall be allocated to and paid by Seller and Purchaser in accordance with the manner in which such costs are customarily borne by such parties in sales of similar property in Tarrant County, Taxes, on the date of Closing; provided, however, Purchaser shall pay all costs, including without limitation, all third-party costs and inspection fees incurred by Purchaser in connection with its feasibility studies on the Project. Each party shall pay its own attorneys' fees.

                                       V.
                           REQUIREMENTS AND CONDITIONS

     5.1 Upon execution of this Agreement, Purchaser and/or Seller, as the cash may be, shall perform the following within the time stated, each of which shall be a condition precedent to Closing:

          5.1.1 Seller shall, within five (5) days after the execution of this Agreement, deliver to Purchaser a Commitment for Title Insurance (the "Commitment") issued by the Title Company, showing Seller's title to the Property to be good and indefeasible, together with true, correct and legible copies of all items and documents referred to therein. In the event that Purchaser disapproves of any or all items referred to in the Commitment, Purchaser shall deliver written notice of same to Seller ("Purchaser's Title Objection Letter") within five (5) business days after Purchaser's receipt of the Commitment. Those items listed in the Commitment and not timely disapproved of by Purchaser shall be referred to as the "Permitted Exceptions." Seller shall have a period of ten (10) days after receipt of Purchaser's Title Objection Letter within which it may, but without obligation to spend any sum of money or to pursue any litigation, cure or remove such exceptions to Purchaser's reasonable satisfaction. In the event Seller is unable or unwilling to cure all such items to Purchaser's reasonable satisfaction within the ten (10) day cure period, Purchaser shall have the right, exercisable within two (2) days after the expiration of said ten (10) days cure period, (i) to waive its objections to the uncured items and close the transactions contemplated herein (in which case, any such items shall become Permitted Exceptions), or (ii) to terminate this Agreement by written notice to Seller, whereupon the Title Company is hereby authorized to, and shall, upon written request of Purchaser, return to Purchaser all Earnest Money that has been paid or deposited by Purchaser to it under or in connection with this Agreement, and the parties hereto shall be released from all obligations hereunder, except the obligation of Purchaser to indemnify Seller as set forth in
     Section 5.4. If Purchaser does not timely terminate this Agreement in the manner set forth above, Seller shall deliver the title in its existing condition, and Purchaser shall, by acceptance of such title, waive any objections to such title which have not been cured prior to the Closing Date, except as to any warranties contained in the documents of conveyance.


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          5.1.2 Within ten (10) days after the date of this  Agreement,  Seller, at Seller's sole cost and expense, shall cause to be prepared and furnished to Purchaser and the Title Company a survey of the Property (the "Survey"), prepared by a duly licensed land surveyor reasonably acceptable to the Title Company. The Survey shall be dated not earlier than the date of this Agreement, shall show the location on the Property of all improvements, recorded building and set-back lines, fences, evidence of abandoned fences, ponds, creeks, streams, rivers, the approximate location of officially designated flood hazard zones, canals, watercourses, easements, roads, rights-of-way, encroachments and such other exceptions located on the Property as may be described in the Commitment; and shall contain a legal description of the boundaries of the Property by metes and bounds which shall also include a reference to the recorded plat, if any. The surveyor shall certify to Purchaser, Purchaser's lender and to the Title Company that the Survey is correct and was made on the ground; and that there are
     no  visible  discrepancies,   conflicts,   encroachments,   overlapping  of
     improvements, violations of recorded set-back lines, fences, evidence of abandoned fences, ponds, creeks, streams, rivers, officially designated
     100-years  flood  plains  or  flood  prone  areas,  canals,   watercourses,
     easements, roads or rights-of-way except as are shown on the Survey. All recorded easements, licenses or similar exceptions referenced in the Commitment shall be shown on said Survey and shall be legibly identified by appropriate volume and page recording references. If Purchaser timely disapproves of the Survey, Purchaser shall have the right, within the time periods provided for in Section 5.1.1, as Purchaser's sole and exclusive remedy, to terminate this Agreement by written notice to Seller and, upon
     such  termination,   all  Earnest  Money  previously   deposited  shall  be
     immediately refunded to Purchaser, and the parties hereto shall have no further liability or obligations hereunder, except the obligation of Purchaser to indemnify Seller as set forth in Section 5.4.

          5.1.3 As soon as possible, but not later than three (3) days after the execution of this Agreement, Seller shall provide Purchaser with the following items, to the extent in Seller's possession or under Seller's control (to the extent the same have not previously been delivered to Purchaser):

               5.1.3.1 A true, correct and complete copy of any and all service contracts, construction contracts under which work is still being performed or under which warranties are still in effect, and, if in Seller's possession or under Seller's control, any bonds, warranties and guarantees and copies of all building permits and certificates of occupancy relating to or affecting the Property. Copies of all leases shall be made available at the Project for Purchaser's inspection but need not be delivered to Purchaser.

               5.1.3.2 A rent roll for the Project certified by Seller as of the date hereof and showing for each unit the tenant name, unit number, monthly rental, security deposit held, any defaults in any lease, the expiration date of each lease, any rental concessions granted and designating any rights to renew or extend a lease.

               5.1.3.3 Insurance information for the Property, including the type and limits of coverage currently in place, the premiums paid by Seller therefor and


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          a list of all claims,  if any, made during the  immediately  preceding
          2-year period, including the amount of any such claims.

               5.1.3.4 To the extent within Seller's control and possession, a copy of tax receipts for the preceding two (2) years. Copies of the utility receipts will be made available at the Project or at Seller's office.

               5.1.3.5 Financial and operating statements for the Project for fiscal years 1996 and 1997, and operating statements for calendar year 1998 to the date of this Agreement.

               5.1.3.6 To the extent within Seller' control and possession, a list of all utility deposits pertaining to the Project.

               5.1.3.7 To the extent within Seller's control and possession, real estate tax statements for calendar year and 1997, together with the current assessed valuation of the Project to calendar year 1998.

     5.2 If Seller  shall have failed to deliver any item  required  pursuant to
Section 5.1 and the subsections thereof set out above, Purchaser shall, within five (5) days after the date hereof, provide Seller notice of any item which it has not previously received, and Seller shall promptly forward such item to Purchaser.

     5.3 During the Review Period (defined in Section 5.4), Purchaser may inspect the Property to determine that the entire Property is free and clear of all termites, fungus, dry rot, beetles and other wood-destroying insects and pests.

     5.4 For a period (the "Review Period") expiring at 5:00 p.m. (Dallas, Texas time) on July 7, 1998, Purchaser shall have the right to have performed any and all inspections or studies of the Property which Purchaser may desire, including but not limited to a physical and mechanical inspection of the Property, an environmental inspection of the Property, an economic feasibility study of the Property, an inspection of all books and records and financial information pertaining thereto and an inspection of all items delivered pursuant to Section
5.1.3 above. Purchaser shall have the right to make and retain copies of any document or item reviewed by Purchaser during its inspection. If either party terminates this Agreement for any reason, Purchaser shall not disclose any such item to any third party and Purchaser shall promptly deliver to Seller (i) all documents and items and copies thereof from Seller or obtained at the Project and (ii) shall transfer and convey to Seller the proprietary rights of Purchaser in and to any and all environmental reports, physical and mechanical reports, financial due diligence materials and all other reports, studies, audits and information pertaining to the Property which were obtained by Purchaser from third party consultants during its due diligence review of the Property. On or before the expiration of the Review Period, Purchaser shall send to Seller a written notice setting forth the service contracts (the "Approved Service Contracts") which Purchaser desires to assume. If Purchaser shall not so notify Seller of any Approved Service Contracts, then it shall be assumed Purchaser doe not desire to assume any service contracts. Seller shall, to the extent reasonably possible, on or before Closing, terminate all service contracts which are not Approved Service Contracts. If, however, Seller is unable to terminate some or all service contracts (the "Non-Cancelable Service Contracts"), and Purchaser does not timely exercise its right to terminate this Agreement in accordance with the terms and conditions


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hereof,  then Purchaser must assume all such  Non-Cancelable  Service  Contracts together with the Approved Service Contracts at Closing. The Non-Cancelable Service Contracts are listed on Exhibit J attached hereto and made a part hereof by reference for all purposes. If Purchaser shall find such inspections or studies to be unsatisfactory, for any reason, or if Purchaser otherwise determines that the Property is not suitable for its intended use thereof, for any reason whatsoever, in Purchaser's sole discretion Purchaser shall have the right, at its option and as its sole and exclusive remedy, to terminate this Agreement prior to the expiration of the Review Period by written notice to Seller and, upon such termination, all Earnest Money previously deposited shall be immediately refunded to Purchaser, and the parties hereto shall have no further liabilities hereunder. Purchaser may thus terminate this Agreement by delivering a written statement to Seller and to the Title Company stating "the Agreement is terminated pursuant to Section 5.4 thereof" on or before the expiration of the Review Period. Prior to such time as Purchaser or Purchaser's authorized representative enters the Property, Purchaser shall obtain policies of general liability insurance which shall name Seller as an additional named insured and which are with such insurance companies, provide such coverage and carry such limits as Seller shall reasonably require. Purchaser shall indemnify and hold Seller harmless from any and all liability or damage sustained by Seller as a result of or arising out of any injuries, accidents or damage to or on the Property caused by Purchaser or Purchaser's inspecting agents during Purchaser's inspections. With respect to inspecting individual apartment units, Purchaser shall give Seller written notice of Purchaser's desire to inspect such units at least three (3) days in advance of the inspection. Further, if any inspections may reasonably be expected to materially damage or alter the Property, Purchaser shall not conduct same except upon Seller's prior written approval. If Purchaser shall not have terminated this Agreement on or before the expiration of the Review Period (which termination shall be at Purchaser's sole discretion), then Purchaser shall be deemed to have waived its rights to terminate pursuant to this Section 5.4.

                                       VI.
                   REPRESENTATIONS, WARRANTIES AND COVENANTS

     6.1 Seller makes the following representations, warranties and covenants, to Seller's current, actual (but not constructive, implied or imputed) knowledge without inquiry or investigation, each of which shall be true and correct in all material respects as of the Closing Date, and the truth of which (in all material respects) shall be a condition precedent to Purchaser's obligations to close the transaction contemplated herein:

          6.1.1 Seller has received no written notice of any pending or proposed changes or modifications to the current zoning of the Property.

          6.1.2 Seller has good and indefeasible title to the Property, and the Property is free and clear from any liens or encumbrances except those described herein, shown on the Survey or set forth in the Commitment.

          6.1.3 The executed copies of the leases to be delivered to Purchaser (and to be assigned at Closing) shall be true and correct, and Seller is not in default thereunder. No such tenants are entitled to any rebates, rent concessions or free rent except as shown on the rent roll referred to in Section 5.1.3.2. If any current tenants are owed any such rebates, rent concessions or free rent, then Purchaser shall be credited for same on a dollar-for-dollar basis at Closing.

          6.1.4 There are no attachments, executions, assignments for the benefit of creditors or voluntary or involuntary proceedings in bankruptcy pending against or contemplated by Seller, and no such actions have been threatened against it.

          6.1.5 Neither the execution and delivery of this Agreement by Seller nor Seller's performance of its obligations hereunder will result in a violation or breach of any term or provision or constitute a default or accelerate the performance required under any other agreement or document to which Seller is a party or is otherwise bound or to which the Property, or any part thereof, is subject, and will not constitute a violation of any law, ruling, regulation or order to which Seller is subject.

          6.1.6 Except as set forth in Section 6.4 below, Seller has received no written notice that the maintenance, operation, use and occupancy of the buildings and other improvements presently constituting part of the Property violate any zoning, building, health, fire, safety or similar law or ordinance, order or regulation, or the certificate or certificates of occupancy issued or to be issued for the Property. Seller shall provide to Purchaser copies of any notices of such violations it may receive following the date hereof.

          6.1.7 As of the Closing Date, Seller shall have obtained all necessary consents and permissions related to the transactions herein contemplated and required under any covenant, agreement, encumbrance, law or regulation.

          6.1.8 No portion of the Property is subject to a special ad valorem tax valuation, such that a change of ownership or use will cause additional ad valorem taxes to be imposed upon the Property or any part thereof.

          6.1.9 Except as set forth in Section 6.4 below, Seller has received no written notices that the Property is in violation in any material respect of any existing, applicable Environmental Law, or that the Property is subject to any existing, pending or threatened investigation or inquiry by any governmental authority or that the Property is subject to any remedial action or obligations under any Environmental Law. To Seller's actual knowledge and belief, no underground storage tanks have been or are now located on the Property, and no hazardous substances or toxic wastes have been disposed of on the Property during the period of time Seller has owned the Property. As used herein, the term "Environmental Law" shall mean any law, statute, ordinance, rule, regulation, order or determination of any governmental authority or agency affecting the Property and pertaining to health or the environment including, but not limited to, the Comprehensive Environmental Response, Compensation and Liability Act of 1982 and the Resource Conservation and Recovery Act of 1986. Seller agrees to promptly notify Purchaser of any fact of which Seller becomes aware which would cause this representation to become false or of any notice that Seller receives regarding the matters set forth in this Section 6.1.9.

          6.1.10   Seller  has  received  no  written   notice  of  any  pending
     improvements, liens or special assessments to be made against the Property by any governmental authority.

          6.1.11 No person, firm or corporation or other entity has any right or option to acquire the Property, or any part thereof, from Seller.

          6.1.12   Seller  is  neither  a  "foreign   person"   nor  a  "foreign
     corporation" as those terms are defined in Section 7701 of the Internal Revenue Code of 1986, as amended.

          6.1.13 From and after the date hereof, and until the Closing or earlier termination of this Agreement, Seller shall not sell, assign or create any right, title or interest whatsoever in or to the Property or create any lien, encumbrance or charge thereon, other than liens or encumbrances either noted in the Commitment or those which shall be released at Closing.

          6.1.14 From and after the date hereof, and until the Closing or earlier termination of this Agreement, Seller shall not intentionally take any action, or intentionally omit to take any action, which action or omission would have the effect of violating any of the representations, warranties or covenants of Seller contained in this Agreement.

          6.1.15 Seller shall satisfy any and all claims for mechanics' or materialmen's liens against the Property or any part thereof on or prior to Closing; provided, however, Seller shall have the right to contest any such claims so long as a bond is posted by Seller and/or other procedures reasonably acceptable to Purchaser are followed in order to protect the Property, so long as no exception therefor appears in the Owner's Title Policy described in Section 4.3 hereof.

          6.1.16 Seller shall neither transfer nor remove any Personal Property or fixtures from the Property subsequent to the date hereof without the prior written consent of Purchaser, except as provided for in this Agreement or for purposes of replacement thereof, in which case such replacements shall be promptly installed prior to Closing and shall be comparable in quantity to the item(s) being replaced.

          6.1.17 From and after the date hereof, and until the Closing or earlier termination of this Agreement, Seller will not execute any new employment, maintenance, management or service contracts pertaining to the Property which cannot be canceled or terminated without any liability upon written notice of thirty (30) days or less.

          6.1.18 Seller shall operate and maintain the Property through Closing in accordance with its current management practices.

          6.1.19 From the date hereof, and until the Closing or earlier termination of this Agreement, Seller shall conduct its leasing activities in the normal course of business and shall execute no new tenant leases other than on the form of lease currently used by Seller or such other form as may be reasonably approved by Purchaser, with such new tenant leases being for a term (including renewals) no longer than one (1) year past the Closing Date without Purchaser's prior written approval, which approval shall not be unreasonably withheld, conditioned or delayed. A copy of any new tenant lease so executed by Seller shall be transmitted to Purchaser immediately upon the execution thereof.

     6.2 Seller shall have no liability with respect to any of the foregoing representations and warranties if, prior to the Closing, Buyer discovers or learns of information, from whatever source, including without limitation, as a result of Buyer's due diligence tests, investigations and inspections of the Property or disclosure by Seller or Seller's agents and employees, that contradicts any of the foregoing representations and warranties, or renders any of the foregoing representations and warranties untrue or incorrect, and Buyer nevertheless consummates the transaction contemplated by this Agreement.

     6.3 NOTWITHSTANDING ANYTHING TO THE CONTRARY CONTAINED IN THIS AGREEMENT OR IN ANY EXHIBIT ATTACHED HERETO, IT IS UNDERSTOOD AND AGREED THAT THE PROPERTY IS BEING SOLD AND CONVEYED HEREUNDER "AS IS" WITH ANY AND ALL FAULTS AND LATENT AND PATENT DEFECTS WITHOUT ANY EXPRESS OR IMPLIED REPRESENTATION OR WARRANTY BY SELLER OR ANY REPRESENTATIVE OF SELLER OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT FOR OR ON BEHALF OF SELLER, EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY EXHIBIT ATTACHED HERETO. SELLER HAS NOT MADE, DOES NOT HEREBY MAKE AND HEREBY SPECIFICALLY DISCLAIMS (EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY EXHIBIT ATTACHED HERETO) ANY REPRESENTATIONS OR WARRANTIES OF ANY KIND OR CHARACTER WHATSOEVER, EXPRESS OR IMPLIED, WITH RESPECT TO THE PROPERTY (OTHER THAN SELLER'S SPECIAL WARRANTY OF TITLE CONTAINED IN THE SPECIAL WARRANTY DEED TO BE DELIVERED AT CLOSING), ITS CONDITION (INCLUDING WITHOUT LIMITATION ANY REPRESENTATION OR WARRANTY REGARDING QUALITY OF CONSTRUCTION, STATE OF REPAIR, WORKMANSHIP, MERCHANTABILITY, SUITABILITY OR FITNESS FOR ANY PARTICULAR PURPOSE), ITS COMPLIANCE WITH ENVIRONMENTAL LAWS OR OTHER LAWS, AVAILABILITY OF ACCESS, INGRESS OR EGRESS, INCOME TO BE DERIVED THEREFROM OR EXPENSES TO BE INCURRED WITH RESPECT THERETO, THE OBLIGATIONS, RESPONSIBILITIES OR LIABILITIES OF THE OWNER THEREOF, OR ANY OTHER MATTER OR THING RELATING TO OR AFFECTING THE PROPERTY, AND SELLER HEREBY DISCLAIMS AND RENOUNCES ANY OTHER REPRESENTATION OR WARRANTY TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW. PURCHASER ACKNOWLEDGES AND AGREES THAT PURCHASER IS ENTERING INTO THIS AGREEMENT WITHOUT RELYING (EXCEPT AS EXPRESSLY SET FORTH HEREIN OR IN ANY EXHIBIT ATTACHED HERETO) UPON ANY REPRESENTATION, WARRANTY, STATEMENT OR OTHER ASSERTION, ORAL OR WRITTEN, MADE BY SELLER OR ANY REPRESENTATIVE OF SELLER OR ANY OTHER PERSON ACTING OR PURPORTING TO ACT FOR OR ON BEHALF OF SELLER WITH RESPECT TO THE PROPERTY BUT RATHER IS RELYING UPON ITS OWN EXAMINATION AND INSPECTION OF THE PROPERTY. PURCHASER REPRESENTS THAT IT IS A KNOWLEDGEABLE AND EXPERIENCED
PURCHASER OF REAL ESTATE, THAT IT HAS CONDUCTED WHATEVER STUDIES, TESTS, EXAMINATIONS AND ANALYSES THAT IT DETERMINES TO BE NECESSARY OR DESIRABLE AND THAT IT IS RELYING SOLELY ON ITS OWN EXPERTISE AND THAT OF ITS CONSULTANTS IN ALL MATTERS RELATING TO PURCHASER'S DECISION TO PURCHASE THE PROPERTY. THE TERMS AND CONDITIONS OF THIS PARAGRAPH SHALL EXPRESSLY SURVIVE THE CLOSING, SHALL NOT MERGE WITH THE PROVISIONS OF ANY CLOSING DOCUMENT AND SHALL BE INCORPORATED INTO THE SPECIAL WARRANTY DEED TO BE DELIVERED BY SELLER AT CLOSING. PURCHASER FURTHER ACKNOWLEDGES AND AGREES

THAT  THE  PROVISIONS  OF  THIS   PARAGRAPH  WERE  A  MATERIAL   FACTOR  IN  THE
DETERMINATION OF THE PURCHASE PRICE FOR THE PROPERTY.

     6.4 Purchaser acknowledges that Seller has advised Purchaser that the improvements comprising a part of the Property may contain lead-based paint and may contain asbestos containing material (as defined in 29 CFR Section
1926.1101(b) and/or other applicable laws, regulations or governmental requirements, "ACM") and presumed asbestos containing material (as defined in 29 CFR Section 1926.1101(b) and/or other applicable laws, regulations or governmental requirements, "PACM"). As used herein: "ACM" includes any material containing more than one percent (1%) asbestos; and "PACM" includes, in buildings constructed no later than 1980, thermal system insulation (such as insulation applied to pipes, fittings, boilers, breeching, tanks, ducts or other structural components) and sprayed or troweled on, or otherwise applied, surfacing material (such as asphalt and vinyl flooring material, acoustical plaster on ceilings and fireproofing materials on structural members). NOTWITHSTANDING ANY PROVISION OF THIS AGREEMENT, ANY EXHIBIT HERETO OR ANY
CLOSING DOCUMENT(S) TO BE DELIVERED IN CONNECTION HEREWITH TO THE CONTRARY, SELLER MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, WITH RESPECT TO THE PRESENCE, ABSENCE OR EFFECT OF LEAD-BASED PAINT, ACM AND/OR PACM IN OR ON THE PROPERTY, INCLUDING BUT NOT LIMITED TO VIOLATION OR COMPLIANCE OR NONCOMPLIANCE WITH ENVIRONMENTAL, HEALTH, SAFETY OR OTHER LAWS, RULES, REGULATIONS, ORDINANCES OR ORDERS OF THE UNITED STATES OR ANY AGENCY OR DEPARTMENT THEREOF OR OF ANY STATE, LOCAL OR OTHER POLITICAL SUBDIVISION THEREOF OR ANY AGENCY OR DEPARTMENT OR OTHER BODY ORGANIZED UNDER ANY OF THE FOREGOING. Purchaser agrees that Seller shall have no liability or responsibility to take or for failure to take any action to comply with such laws, rules, regulations, ordinances or orders and shall have no liability to Purchaser for claims or causes of action asserted by third parties against Purchaser in any way arising out of or relating to the presence of lead based paint or asbestos containing materials in or on the Property as of the Closing Date. The terms and provisions of this Section 6.4 shall survive delivery and recordation of the Deed.

     6.5 Purchaser makes the following representations and warranties, which shall be true and correct in all material respects as of the Closing Date and which shall survive the Closing for a period of six (6) months, the truth of which (in all material respects) shall be a condition precedent to Seller's obligations hereunder:

          6.5.1 Purchaser is duly organized and legally existing as a Virginia corporation. The execution and delivery of, and performance under, this Agreement are within Purchaser's powers and have been duly authorized by all requisite corporate action. The person executing this Agreement on behalf of Purchaser has the authority to do so. This Agreement constitutes the legal, valid and binding obligation of Purchaser enforceable in accordance with its terms, subject to laws applicable generally to creditor's rights. Performance of this Agreement will not result in any breach of, or constitute any default under, any agreement or other instrument to which Purchaser is a party or by which Purchaser might be bound.

                                      VII.
                            SURVIVAL AND LIMITATIONS

     7.1 All warranties and representations contained in this Agreement shall survive the execution and delivery of the Deed and shall survive the Closing hereof for a period of six (6) months. Any claim brought by Seller or Purchaser for a breach of any of the representations and warranties of Seller or Purchaser set forth in this Agreement must be filed in a court of law having appropriate jurisdiction within the six (6) month period after the Closing. To the extent that either Seller or Purchaser fails to bring such a claim against the other party by appropriate proceedings in a court of law having proper jurisdiction within such six (6) month period, all of such claims will be forever barred. Notwithstanding anything in this Agreement to the contrary, Purchaser may not bring suit against Seller for a breach of any of the representations and warranties in Section 6 unless Purchaser suffers losses directly resulting from such breach in an amount not less than $25,000, and in no event shall Seller be liable to Purchaser for any amount in excess of the Purchase Price.

                                      VIII.
                                   POSSESSION

     8.1 Purchaser shall be entitled to full possession of the Property at Closing, subject only to tenant leases and the Permitted Exceptions and Approved Service Contracts.

                                       IX.
                           PRORATIONS AND ADJUSTMENTS

     9.1 Collected rents, operating expenses, ad valorem taxes on the Property for the current year, utility charges and all other items (including prepaid items) of income and expense shall be prorated at the Closing, effective as of the Closing Date, utilizing the best available computations of such items. If current ad valorem tax assessments are unavailable at Closing, said ad valorem taxes shall be adjusted based on the tax rate for the immediately preceding year applied to the latest assessed value of the Property; provided, however, all special tax assessments made by any taxing authority with respect to the Project prior to Closing shall be the sole responsibility of Seller and shall be paid by Seller at Closing and those assessed after the Closing Date shall be paid by Purchaser. If the taxes for the current year are more or less than the taxes for the preceding year, Seller and Purchaser shall adjust the proration of such taxes and Seller or Purchaser, as the case may be, shall pay to the other any amount required as a result of such adjustment, and this covenant shall not merge with the Deed delivered hereunder but shall survive the Closing. Purchaser shall receive a credit for tenant security deposits that are not yet forfeited. With respect to delinquent rents, Seller and Purchaser agree that only amounts paid in rent to Seller prior to Closing for periods after Closing shall be paid by Seller to Purchaser and that delinquent rents will not be prorated. In the event there are rents due but unpaid on the Closing Date which are collected after Closing by Purchaser, that portion of the rent paid for periods prior to Closing shall be delivered by Purchaser to Seller. Purchaser shall have the obligation to take all reasonable efforts to collect delinquent rents owing to Seller, provided that Purchaser shall not be obligated to file suit or incur any out-of-pocket expenses to collect delinquent rents. Any funds paid by any tenant after Closing shall be applied first to the current rents due and owing to Purchaser and the balance to the oldest outstanding delinquent rents. If Seller receives any rents after Closing relating to periods of time after Closing, Seller shall remit such rents to Purchaser.

                                       X.
                                   COMMISSIONS

     10.1 In connection with the transaction describe in this Agreement, Seller hereby agrees to pay a real estate commission to (a) Stephen W. Church in an amount equal to one percent (1%) of the Purchase Price and (b) Price Realty Corporation in an amount equal to one percent (1%) of the Purchase Price, if and only if the transactions contemplated herein shall close. If such transactions are not closed for any reason, including without limitation failure of title or default by Seller or Purchaser or termination of this Agreement pursuant to the terms hereof, then such commission will not be deemed to have been earned and shall not be due or payable. Seller does hereby agree to indemnify Purchaser against and hold Purchaser harmless from any and all real estate commissions, claims for such commissions or similar fees, including attorneys' fees incurred in any lawsuit regarding such commissions or fees arising by, through or under Seller. Purchaser does hereby agree to indemnify Seller against and hold Seller harmless from any and all real estate commissions, claims for such commissions or similar fees including, attorneys' fees incurred in any lawsuit regarding such commissions or fees, arising by, through or under Purchaser. In connection therewith, Purchaser and Seller hereby represent and warrant to each other that neither such party, their officers, employees and agents, have contracted for any such real estate commissions, nor have they, without knowledge of the other, contacted real estate agents or brokers, other than the parties set forth in this Section 10.1, nor have they, without the other's knowledge, acted in a manner so as to give rise to a claim for such real estate commissions or similar fees. The provisions of this Section 10.1 shall survive the execution and delivery of the Deed and shall survive the Closing hereof.

     10.2 By its execution hereof Purchaser acknowledges that it has been informed by the parties set forth in Section 10.1 above that the Purchaser should have an abstract covering the Property examined by an attorney of the Purchaser's selection or that the Purchaser should be furnished with or obtain an owner's policy of title insurance covering the Property.

                                       XI.
                               FURTHER INSTRUMENTS

     11.1 Seller will, whenever and as often as it shall be reasonably requested so to do by Purchaser, and Purchaser will, whenever and as often as it shall be reasonably requested so to do by Seller, execute, acknowledge and deliver, or cause to be executed, acknowledged and delivered, any and all conveyances, assignments and all other instruments and documents as may be reasonably necessary in order to complete the transaction herein provided and to carry out the intent and purposes of this Agreement.

                                      XII.
                            TERMINATION AND REMEDIES

     12.1 If Purchaser is not then in default in its obligations or agreements hereunder, and any of the Seller's representations or warranties contained herein are untrue or if Seller shall have failed to have performed any of the covenants and/or agreements contained herein which are to be performed by Seller, or if any of the conditions precedent to Purchaser's obligation to consummate the transactions contemplated hereby shall have failed to occur, Purchaser may, as its sole and exclusive remedy, either (i) terminate this Agreement by giving written notice of termination to Seller and receive a full and immediate refund of any and all Earnest Money previously deposited, or (ii) seek to enforce specific performance of this Agreement. If Purchaser chooses to seek specific performance of this Agreement, and is ultimately successful on such claim, then, upon receipt of a written invoice therefore, Seller shall reimburse Purchaser for the documented, out-of-pocket, third-party expenses actually incurred by Purchaser in connection with Purchaser's suit for specific performance of this Agreement.

     12.2 If Seller is not then in default in its obligations or agreements hereunder, and Purchaser has not terminated this Agreement pursuant to any of the provisions authorizing such termination, and Purchaser fails to close the transaction contemplated hereby, Seller shall be entitled to receive such Earnest Money as may have been previously deposited as liquidated damages, and as Seller's sole and exclusive remedy for such failure, Seller hereby specifically waiving any and all rights which it may have to other damages or specific performance as a result of Purchaser's default under this Agreement.

                                      XIII.
                           RISK OF LOSS; CONDEMNATION

     13.1 Risk of loss until the Closing shall be borne by Seller. In the event that damage, loss or destruction of the Property, which requires less than $250,000.00 to be expended to repair or restore the damaged Property, by fire or other casualty occurs prior to the actual Closing of the transactions contemplated hereby, Purchaser shall not have the right to terminate this Agreement but shall be obligated to close the transaction contemplated hereby and take an assignment of and receive in cash all insurance proceeds payable as a result of such casualty loss and receive a credit against the Purchase Price due at Closing in the amount of any deductible applicable to such insurance coverage, or, if such proceeds are not made available by the holder or holders of any indebtedness secured by liens against the Property, to receive a credit against the Purchase Price in the amount of such casualty loss. In the event that damage, loss or destruction of the Property, which requires $250,000.00 or more to be expended to repair or restore the damaged Property, by fire or other casualty occurs prior to the actual closing of the transactions contemplated hereby, the Purchaser shall, at its option, elect one of the following:

          13.1.1 To terminate this Agreement and receive an immediate refund of all Earnest Money previously deposited; or

          13.1.2 To close the transactions contemplated hereby and take an assignment of and receive in cash all insurance proceeds (including proceeds from any "loss of rent" policy, if any, then in force) payable as a result of such casualty loss and receive a credit against the Purchase Price due at Closing in the amount of any deductible applicable to such insurance coverage, or, if such proceeds are not made available by the holder or holders of any indebtedness secured by liens against the Property, to receive a credit against the Purchase Price in the amount of such casualty loss. If the Purchaser elects to proceed under this Section 13.1.2, then Purchaser shall have the right to settle any claim with the applicable insurance company. Other than receiving a credit against the Purchase Price due at Closing as provided in this Section 13.1.2, there shall be no reduction in the Purchase Price by reason of such damage.

     13.2 Notwithstanding the foregoing, in the event that damage, loss or destruction of the Property occurs which requires more than $250,000.00 but less than $1,000,000.00 to be expended to repair or restore the damaged Property, by fire or other casualty. Seller shall have the right to elect to repair and restore the Property and extend the Closing Date for a period of time up to one hundred eight (180) days in order to complete such repair or restoration. Should Seller make such election to repair and restore the Property and provide Purchaser with written notice of such election within ten (10) days of the date of such damage or destruction, Purchaser shall be obligated to agree to extend the Closing Date for the period of time necessary to complete such repairs or restoration (but not to exceed 180 days), and there shall be no reduction in the Purchase Price; provided, however, that if Seller delivers to Purchaser the notice contemplated in this Section 13.2, then Purchaser shall have the option, exercisable by written notice to Seller within five (5) days of Purchaser's receipt of Seller's notice, to close the transactions contemplated herein and take an assignment of the insurance proceeds, if any, payable as a result of the casualty, as more fully set forth in Section 13.1.2 above. If for any reason Seller fails to elect to repair and restore the Property within such ten (10) day period, Purchaser may terminate this Agreement and obtain a refund of its Earnest Money.

     13.3 The risk of loss resulting from any pending or threatened condemnation or eminent domain proceeding which is commenced prior to Closing remains with Seller until Closing. If, prior to the Closing, all or any material portion of the Property shall be subjected to a bona fide threat of condemnation, eminent domain or other proceeding, Seller so notify Purchaser, and Purchaser may elect to (i) terminate this Agreement, in which event the Earnest Money shall be returned to Purchaser by the Title Company, or (ii) Purchaser may declare this Agreement to remain in full force and effect and at Closing, Seller shall assign, transfer and set over to Purchaser all of the right, title and interest of Seller in and to any awards or claims that may thereafter be made for such taking.

     13.4 Seller shall maintain the current insurance coverage for the Property in full force and effect through the Closing Date.

                                      XIV.
                                     NOTICES

     14.1 Any notice, request, demand, instruction or other communication to be given to either party hereunder, except those required to be delivered at Closing, shall be in writing, and shall be deemed to be given upon receipt, if hand delivered, delivered by express delivery service, transmitted by facsimile with confirming receipt, or as of the date of first attempted delivery at the address provided herein if sent by registered or certified mail, return receipt requested, addressed as follows:

          IF TO PURCHASER:                          COPY TO:
          ----------------                          --------

     Cornerstone Realty Income Trust, Inc.     Zuckerbrod & Taubenfeld
     306 East Main Street                      575 Chestnut Street
     Richmond, VA 23219                        P.O. Box 488
     Attn: Gus G. Remppies                     Cedarhurst, NY 11516
     Facsimile No.: (804) 648-2675             Attn: Harry S. Taubenfeld, Esq.
                                               Facsimile No.: (516) 374-3490


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



     AND COPY TO:
     ------------

     Brown McCarroll & Oaks Hartline
     300 Crescent Court
     Suite 1400
     Dallas, TX 75201
     Attn: Robert E. Morrison, Esq.
     Facsimile No.: (214) 999-6170

     IF TO SELLER:                             COPY TO:
     -------------                             --------

     First Worthing Company                    Gibson, Dunn & Crutcher LLP
     8144 Walnut Hill Lane                     1717 Main Street
     Suite 550, LB-6                           Suite 5400
     Dallas, TX 75231                          Dallas, TX 75201
     Attn: Steven R. Utley                     Attn: David L. Herbert, Esq.
     Facsimile No.: (214) 369-4130             Facsimile No.: (214) 698-3400


     14.2 The addresses and addressees for the purposed of this Section 14 may be changed by either party by giving notice of such change to the other party in the manner provided herein for giving notice. For the purpose of changing such addresses or addressees only, unless and until such written notice is received, the last address and addressee stated herein shall be deemed to continue in effect for all purposes.

                                       XV.
                                  MISCELLANEOUS

     15.1 Entire Agreement. This Agreement and the exhibits attached hereto contain the entire agreement between the parties, and no promise, representation, warranty or covenant not included in this Agreement or any such referenced agreements has been or is relied upon by either party.

     15.2 Reliance. Neither party has made any representations, warranties or covenants to the other concerning any tax benefits or tax treatment which may accrue to be given to the other party in connection with the transactions contemplated hereby. Each party has relied upon its own examination of the full Agreement and the provisions thereof, and the counsel of its own advisors, and the warranties, representations and covenant expressly contained in this Agreement itself.

     15.3 No Oral Modification. No modification or amendment of this Agreement shall be of any force or effect unless made in writing and executed by both Purchaser and Seller.

     15.4  Choice of Law and  Venue.  In the event  that any  litigation  arises
hereunder,   it  is  specifically   stipulated  that  this  Agreement  shall  be
interpreted and construed according to the laws of the State of Texas.

     15.5 Attorneys' Fees. Should either party hereto institute any action or proceeding in court to enforce any provision hereof or for damages by reason of any alleged breach of this

Agreement or for any other judicial remedy, the prevailing party in any litigation between the parties arising under this Agreement shall be entitled to recover reasonable attorneys' fees and all court costs in connection therewith from the losing party.

     15.6 Counterparts: Headings. This Agreement may be executed in any number of counterparts which together shall constitute the agreement of the parties. The article headings herein contained are for purposes of identification only and shall not be considered in construing this Agreement.

     15.7 Assignment. This Agreement, and the rights and obligations hereunder, may not be assigned by Purchaser at any time except to an entity (a "Permitted Assignee") which is owned by Purchaser, owns or is under common ownership with Purchaser or is an entity which Purchaser or an affiliate of Purchaser manages or controls. In the event of any such Permitted Assignment (herein so called), Purchaser shall notify Seller in writing of such assignment and shall execute and deliver a written assumption agreement under which all of the obligations of Purchaser hereunder are expressly assumed by the Permitted Assignee.

     15.8 Date of Agreement. All references in this Agreement to "the date hereof" or similar references shall be deemed to refer to the last date, in point of time, on which all parties hereto have executed this Agreement.

     15.9 Parties Bound. This Agreement and the terms and provisions hereof shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns whenever the context so requires or admits.

     15.10 Enforceability. If any provisions of this Agreement are held to be illegal, invalid or unenforceable under present or future laws, such provisions shall be fully severable, and this Agreement shall be construed and enforced as if such illegal, invalid or unenforceable provision had never comprised a part of this Agreement, and the remaining provisions of this Agreement shall remain in full force and effect and not be affected by the illegal, invalid or unenforceable provision or by its severance from this Agreement, provided that both parties hereto may still effectively realize the complete benefit of the transaction contemplated hereby.

     15.11 Gender; Number. Any references to one gender used herein, whether masculine, feminine or neuter, shall be deemed to be a reference to any other gender as may be appropriate under the circumstances; further, the singular shall include the plural and the plural the singular.

     15.12 Term of Offer. This Agreement constitutes an offer by Purchaser to purchase the Property on the terms and conditions and for the Purchaser Price specified herein. Unless sooner terminated or withdrawn by notice in writing to Seller, this offer shall lapse and terminate at 5:00 p.m. (Dallas, Texas time) on the third business day following execution hereof by Purchaser, unless, prior to such time, Seller has executed and returned to Purchaser two (2) fully executed copies of this Agreement.

     15.13 Waiver. Purchaser acknowledges that it has been represented by competent counsel of its choice throughout the negotiation and documentation of the transaction contemplated by this Agreement, and Purchaser waives its right to file or pursue any claim or action with respect to the rule that ambiguities in this Agreement or any other document delivered pursuant to it are to be resolved against the drafting party.

                                      XVI.
                                  MISCELLANEOUS

     16.1 Confidentiality. All information relating to the Property which is acquired by either party hereto, or any information regarding the operation of Seller or Purchaser, shall be confidential and shall not be disseminated without the prior written approval of the other party, which approval may be withheld in such party's sole discretion.



                        [signatures appear on next page]

EXECUTED by Purchaser this 2 day of July, 1998.

                                   CORNERSTONE REALTY INCOME TRUST, INC.,
                                   a Virginia corporation

                                   By: /s/ Gus G. Remppies
                                      -------------------------------
                                   Name:   Gus G. Remppies
                                        -----------------------------
                                   Title:  V.P.
                                         ----------------------------


EXECUTED by Seller this ___ day of July, 1998.

                                        COTTONWOOD REALTY ASSOCIATES,
                                        a New York general partnership

                                        By: Captiva Developement Corp.,
                                            a New York corporation,
                                            General Partner

                                            By:
                                               ---------------------------
                                            Name:
                                                 -------------------------
                                            Title:
                                                  ------------------------